Exhibit 99.1




Investor Relations:
Liolios Group, Inc
Ron Both
949-574-3860
ron@liolios.com
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         Lahaina Acquisitions Announces New Date for Shareholder Meeting




Denver, Colorado, June 13, 2002 -- Lahaina Acquisitions, Inc. (LAHA.OB) announced today that its Stockholders' meeting scheduled for June 18, 2002, has been postponed to 12:00 noon Mountain Time, on July 18, 2002. The delay resulted from errors by the Company's mailing agent in the mailing of the Company's Proxy Statement. Such errors were solely the responsibility of such mailing agent. However, as a result of the errors, the notice requirements applicable to the meeting could not be met in the absence of such postponement. A notice is being mailed to the Company's stockholders today.

About the Company
Lahaina currently operates a multi-state banking operation through United Capital Mortgage Corporation a wholly owned subsidiary, and has a national on-line mortgage presence at www.ucmc.net. The goal of the Company is to become a national leader in the mortgage banking industry by continuing to (i) expand its business internally by increasing same branch office originations and opening new offices; (ii) expand externally by acquiring existing mortgage operations or business units and (iii) increase overall profitability through technology and process standardization.


Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the `safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. Lahaina Acquisitions, Inc. actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Lahaina Acquisitions, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and its Quarterly Reports on Form 10-Qfiled with the Securities and Exchange Commission.